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                                   EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

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                                                                    STATE OF      % OF OWNERSHIP IF LESS
SUBSIDIARY                                                        INCORPORATION           THAN 100%
--------------------------------------------------------     -------------------  ----------------------
Alberghiera Fiesolana S.p.A ............................     Italy
    Byblos S.r.l. ......................................     Italy
Baie Longue Investissements S.A. .......................     France
Societe Hoteliere de Baie Longue S.A. ..................     French W.I.
80 Westcliff (Pty) Ltd. ................................     South Africa
Grampiam Investimentos Hoteleiro S.A. ..................     Portugal
Hotel Cipriani S.p.A....................................     Italy
Hotelapa Investimento Hoteleiro S.A. ...................     Portugal
Lilianfels Hotel Pty Ltd. ..............................     Australia
Observatory Hotel Pty Ltd. .............................     Australia
OEH Peru Ltd. ..........................................     Bermuda
Orient-Express Hotels Inc. .............................     Delaware
Orient-Express Properties, Inc..........................     Delaware
   Windsor Court Hotel Inc..............................     Delaware
        Windsor Court Hotel L.P.........................     Delaware                             5%
   '21' Club Properties Inc.............................     Delaware
        '21' Club Inc...................................     New York
   Hotel Cipriani Inc...................................     Delaware
        Europa Leisure and Health Tours Ltd.............     U.K.
            Harry's Bar Ltd.............................     U.K.                                49%
   Mountbay Holdings Inc................................     Delaware
        Inn at Perry Cabin Corp.........................     Maryland
        Keswick Hall Inc. ..............................     Virginia
        Keswick Corporation.............................     Virginia
            Keswick Utilities Inc.......................     Virginia
   Orient-Express Bahamas Properties Inc................     Delaware
   Orient Express Services Inc..........................     Delaware
   Venice Simplon-Orient-Express Inc....................     Delaware
   Orient-Express Hotels Louisiana Inc..................     Delaware
   Charleston Place Holdings Inc........................     Delaware
        Charleston Center LLC...........................     Delaware                           19.9%
   Eastern & Oriental Express Ltd.......................     Bermuda                             25%
        E&O Services Singapore Pte., Ltd................     Singapore
        E&O Services Thailand Co., Ltd..................     Thailand
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                                                                    STATE OF      % OF OWNERSHIP IF LESS
SUBSIDIARY                                                        INCORPORATION           THAN 100%
--------------------------------------------------------     -------------------  ----------------------
   Etablissement Vanderelst.............................     Liechtenstein                      46.7%
   Orient-Express Hotels Pacific Ltd....................     Hong Kong
        Orient-Express Hotels Asia Ltd..................     Hong Kong
        Orient-Express Holdings Ltd.....................     U.K.
            Venice Simplon-Orient Express Ltd.               U.K.                                36%
          Sea Containers Pacific Inc....................     Delaware
                Orient-Express Hotels Ltd...............     Japan
 Venice Simplon-Orient-Express
   Deutschland G.m.b.H. ................................     Germany
Venice Simplon-Orient-Express
   Servizi S.r.l. ......................................     Italy
Venice Simplon-Orient-Express
   Voyages S.A. ........................................     France
Reid's Hoteis Lda. .....................................     Portugal
   Island Hotel (Madeira) Ltd. .........................     United Kingdom
Societa Gestione Esercizi S.p.A. .......................     Italy
Societe de la Cite S.A. ................................     France
Companhia Hoteis Palace.................................     Brazil                             93.2%
Windsor Court New Orleans Properties Ltd................     Bermuda
   Windsor Great Park Inc...............................     Delaware
   Windsor Court Hotel L.P..............................     Delaware                            95%
Leisure Holdings Asia Ltd...............................     Bermuda
   Myanmar Hotels and Cruises Ltd.......................     Myanmar
Vessel Holdings 2 Ltd...................................     Bermuda
Sea Containers Peru Rail Ltd............................     Bermuda
   Sea Containers Peru Holdings S.A.....................     Peru
   Meviasur SAC.........................................     Peru                                50%
PeruRail SA.............................................     Peru                                50%
Orient-Express Hotels UK Ltd............................     U.K.
   Air Xaxaba (Pty) Ltd.................................     Botswana
   Exclusive Destinations (Pty) Ltd.....................     South Africa
   Orient Express Hotels Botswana Ltd...................     Bermuda
   Signature Boutique Ltda..............................     Brazil
   Xaxaba Camp (Pty) Ltd................................     Botswana
   Game Viewers (Pty) Ltd...............................     Botswana
        Game Trackers (Botswana) (Pty) Ltd..............     Botswana
        Reids Hotel Madeira Limited.....................     U.K.
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                                                                    STATE OF      % OF OWNERSHIP IF LESS
SUBSIDIARY                                                        INCORPORATION           THAN 100%
--------------------------------------------------------     -------------------  ----------------------
        Regency Rail Cruises Ltd. ......................     U.K.
        Horatio Properties Ltd..........................     U.K.
            Blejan Investments (Pty) Limited ...........     South Africa
            Egerland Investments (Pty) Ltd. ............     South Africa
            Fraser Helmsley Properties                       South Africa
             (Pty)Ltd. .................................
            Helmsley Motor Inn (Pty) Ltd. ..............     South Africa
            Mount Nelson Hotel Ltd. ....................     U.K.
            Mount Nelson Commercial Properties  (Pty) Ltd.   South Africa
            Mount Nelson Residential Properties (Pty) Ltd.   South Africa
Collection Venice Simplon-Orient-Express
  Ltd...................................................     U.K.
Orient-Express Ltd......................................     U.K.
Orient-Express Services Ltd.............................     U.K.
Venice Simplon-Orient-Express Tours Ltd.................     U.K.
Sea Containers House Ltd................................     Bermuda
The Marine Insurance Co. Ltd............................     Bermuda
Sea Containers Asia Ltd.................................     Hong Kong
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